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                                                                      EXHIBIT 12

                 CASE CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

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                                                                 NINE MONTHS
                                                                 -----------
                                                                     ENDED
                                                                     -----
                                                                 SEPTEMBER 30,
                                                                 -------------
                                                                     1996
                                                                     ----
Net Income..................................................               $ 214
Add:
    Interest expense........................................                 121
    Amortization of capitalized debt expense................                   3
    Portion of rentals representative of interest factor....                  10
    Income tax expense and other taxes on income............                 137
    Fixed charges of unconsolidated subsidiaries............                   4
    Extraordinary loss......................................                  33
                                                                           -----
         Earnings as defined................................               $ 522
                                                                           -----
Interest expense............................................               $ 121
Amortization of capitalized debt expense....................                   4
Portion of rentals representative of interest factor........                  10
Fixed charges of unconsolidated subsidiaries................                   4
                                                                           -----
         Fixed charges as defined...........................               $ 139
                                                                           -----
Preferred Dividends:
    Amount declared.........................................               $   5
    Gross-up to pre-tax based on 36% effective rate.........               $   8
Ratio of earnings to fixed charges and  preferred dividends.                3.55
                                                                           -----
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